Exhibit 99.1

NEWS RELEASE

Foundation Medicine Stockholders Approve Pending Roche Transaction

at Special Meeting of Stockholders

— Pending Roche Tender Offer Scheduled to Expire at the End of the Day

on Monday, April 6, 2015 —

CAMBRIDGE, Mass. –April 2, 2015 – Foundation Medicine, Inc. (NASDAQ:FMI) today announced that its stockholders approved each proposal presented at the special meeting of stockholders held on April 2, 2015, in connection with the pending strategic transaction with Roche. More than 78% of the total outstanding shares of common stock eligible to vote at the meeting, and more than 99% of the shares voted at the meeting, were voted in favor of each proposal related to the Roche transaction. The stockholder approval of these proposals satisfies one of the remaining closing conditions for the proposed transaction. The transaction with Roche includes the pending tender offer by Roche to purchase up to 15.6 million shares of Foundation Medicine common stock at a price of $50 per share, and the purchase by Roche of 5 million newly issued shares of Foundation Medicine common stock at a price of $50 per share. The transaction with Roche also includes research & development and commercial collaborations between the parties.

The pending transaction with Roche remains subject to the successful completion of the tender offer, which is scheduled to expire at the end of the day on Monday, April 6, 2015. Subject to satisfaction or waiver of the remaining conditions to the transaction, a further extension of the tender offer is not anticipated, and closing of the Roche transaction is expected to occur on April 7, 2015.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company’s clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies and sarcomas, provide a comprehensive genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the tender offer by Roche, the closing for the acquisition by Roche of shares issued by Foundation Medicine and tendered by stockholders to Roche, and the consummation of the closing for the research and development and commercial collaborations between Foundation Medicine and Roche. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include uncertainties as to the timing of the Roche transactions; uncertainties as to the percentage of shares of Foundation Medicine stock Roche will acquire in the transaction; the possibility that various closing conditions for the Roche transaction may not be satisfied or waived; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission, as well as other risks detailed in subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

Important Information and Where to Find It

In connection with the proposed transactions, Roche Holdings, Inc. has filed a Tender Offer Statement on Schedule TO, and Foundation Medicine has filed a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or at the “Investors & Press” section of Foundation Medicine’s website at www.foundationmedicine.com.

Media Contact:

Dan Budwick, Pure Communications, Inc.

973-271-6085

dan@purecommunicationsinc.com

Investor Contact:

Susan Hager

508-298-9041

shager@foundationmedicine.com

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